                                                                     EXHIBIT 1



                                     FORM OF



                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                             PEREGRINE SYSTEMS, INC.

                          SODA ACQUISITION CORPORATION

                                       AND

                              HARBINGER CORPORATION




                            DATED AS OF APRIL 5, 2000

                                TABLE OF CONTENTS
                                                                                                                      PAGE
                                                                                                                      ----
ARTICLE I THE MERGER...................................................................................................2

         1.1      The Merger...........................................................................................2
         1.2      Effective Time; Closing..............................................................................2
         1.3      Effect of the Merger.................................................................................2
         1.4      Articles of Incorporation; Bylaws....................................................................2
         1.5      Directors and Officers...............................................................................2
         1.6      Effect on Capital Stock..............................................................................3
         1.7      Surrender of Certificates............................................................................4
         1.8      No Further Ownership Rights in Company Common Stock..................................................6
         1.9      Lost, Stolen or Destroyed Certificates...............................................................6
         1.10     Tax and Accounting Consequences......................................................................6
         1.11     Taking of Necessary Action; Further Action...........................................................6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY...................................................................7

         2.1      Organization and Qualification; Subsidiaries.........................................................7
         2.2      Articles of Incorporation and Bylaws.................................................................8
         2.3      Capitalization.......................................................................................8
         2.4      Authority Relative to this Agreement.................................................................9
         2.5      No Conflict; Required Filings and Consents...........................................................10
         2.6      Compliance; Permits..................................................................................11
         2.7      SEC Filings; Financial Statements....................................................................11
         2.8      No Undisclosed Liabilities...........................................................................12
         2.9      Absence of Certain Changes or Events.................................................................12
         2.10     Absence of Litigation................................................................................13
         2.11     Employee Benefit Plans...............................................................................13
         2.12     Labor Matters........................................................................................16
         2.13     Registration Statement/Joint Proxy Statement/Prospectus..............................................16
         2.14     Restrictions on Business Activities..................................................................16
         2.15     Title to Property....................................................................................16
         2.16     Taxes................................................................................................17
         2.17     Environmental Matters................................................................................18
         2.18     Brokers..............................................................................................19
         2.19     Intellectual Property................................................................................19
         2.20     Agreements, Contracts and Commitments................................................................22
         2.21     Insurance............................................................................................24
         2.22     Opinion of Financial Advisor.........................................................................24
         2.23     Board Approval.......................................................................................24
         2.24     Vote Required........................................................................................24
         2.25     State Takeover Statutes..............................................................................24

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER

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

                           SUB.........................................................................................25
         3.1      Organization and Qualification; Subsidiaries.........................................................25
         3.2      Certificate of Incorporation and Bylaws..............................................................25
         3.3      Capitalization.......................................................................................25
         3.4      Parent Common Stock..................................................................................26
         3.5      Authority Relative to this Agreement.................................................................26
         3.6      SEC Filings; Financial Statements....................................................................26
         3.7      No Undisclosed Liabilities...........................................................................27
         3.8      Compliance; Permits..................................................................................27
         3.9      Absence of Certain Changes or Events.................................................................27
         3.10     Absence of Litigation................................................................................28
         3.11     Registration Statement; Joint Proxy Statement/Prospectus.............................................28
         3.12     Brokers..............................................................................................28
         3.13     Opinion of Financial Advisor.........................................................................28
         3.14     Board Approval.......................................................................................29
         3.15     Vote Required........................................................................................29

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.........................................................................29

         4.1      Conduct of Business by Company.......................................................................29
         4.2      Conduct of Business by Parent........................................................................32

ARTICLE V ADDITIONAL AGREEMENTS........................................................................................33

         5.1      Joint Proxy Statement/Prospectus; Registration Statement.............................................33
         5.2      Shareholder and Stockholder Meetings.................................................................34
         5.3      Confidentiality; Access to Information...............................................................34
         5.4      No Solicitation......................................................................................35
         5.5      Public Disclosure....................................................................................37
         5.6      Reasonable Efforts; Notification.....................................................................37
         5.7      Third Party Consents.................................................................................38
         5.8      Stock Options and Employee Benefits; Warrants........................................................38
         5.9      Form S-8.............................................................................................39
         5.10     Indemnification......................................................................................39
         5.11     Nasdaq Listing.......................................................................................40
         5.12     Affiliates...........................................................................................40
         5.13     Regulatory Filings; Reasonable Efforts...............................................................40
         5.14     Parent Board of Directors............................................................................41
         5.15     Shareholder Litigation...............................................................................41

ARTICLE VI CONDITIONS TO THE MERGER....................................................................................41

         6.1      Conditions to Obligations of Each Party to Effect the Merger.........................................41

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

         6.2      Additional Conditions to Obligations of Company......................................................42
         6.3      Additional Conditions to the Obligations of Parent and Merger Sub....................................42

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER..........................................................................43

         7.1      Termination..........................................................................................43
         7.2      Notice of Termination; Effect of Termination.........................................................45
         7.3      Fees and Expenses....................................................................................45
         7.4      Amendment............................................................................................47
         7.5      Extension; Waiver....................................................................................47

ARTICLE VIII GENERAL PROVISIONS........................................................................................47

         8.1      Survival of Representations and Warranties...........................................................47
         8.2      Notices..............................................................................................47
         8.3      Interpretation; Definitions..........................................................................48
         8.4      Counterparts.........................................................................................49
         8.5      Entire Agreement; Third Party Beneficiaries..........................................................49
         8.6      Severability.........................................................................................50
         8.7      Other Remedies; Specific Performance.................................................................50
         8.8      Governing Law........................................................................................50
         8.9      Rules of Construction................................................................................50
         8.10     Assignment...........................................................................................50


                                INDEX OF EXHIBITS

         Exhibit A-1       Form of Company Voting Agreement

         Exhibit A-2       Form of Parent Voting Agreement

         Exhibit B         Form of Stock Option Agreement

         Exhibit C         Form of Affiliate Agreement

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is made and entered into as of April 5, 2000, among Peregrine Systems, Inc., a Delaware corporation ("PARENT"), Soda Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and Harbinger Corporation, a Georgia corporation ("COMPANY").

                                    RECITALS

         A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the Georgia Business Corporation Code ("GEORGIA LAW") and the Delaware General Corporation Law ("DELAWARE LAW"), Parent and Company intend to enter into a business combination transaction.

         B. The Board of Directors of Company (i) has determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of the long-term business strategy of Company and fair to, and in the best interests of, Company and its shareholders, (ii) has unanimously approved and declared advisable this Agreement, and has approved the Merger (as defined in Section 1.1) and the other transactions contemplated by this Agreement, and (iii) has determined to recommend that the shareholders of Company adopt and approve this Agreement and approve the Merger.

         C. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and is fair to, and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) has determined to recommend that the stockholders of Parent approve the issuance of shares of Parent Common Stock (as defined below) pursuant to the Merger (the "SHARE ISSUANCE").

         D. Concurrently with the execution of this Agreement, (i) as a condition and inducement to Parent's willingness to enter into this Agreement, each affiliate of Company is entering into Voting Agreements in the form attached hereto as Exhibit A-1 (the "COMPANY VOTING AGREEMENTS") and (ii) as a condition and inducement to Company's willingness to enter into this Agreement, certain affiliates of Parent are entering into Voting Agreements in the form attached hereto as Exhibit A-2 (the "PARENT VOTING AGREEMENT").

         E. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, Company shall execute and deliver a Stock Option Agreement in favor of Parent in the form attached hereto as Exhibit B (the "STOCK OPTION AGREEMENT").

         F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Georgia Law and Delaware Law, Merger Sub shall be merged with and into Company (the "MERGER"), the separate corporate existence of Merger Sub shall cease, and Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

         1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Georgia in accordance with the relevant provisions of Georgia Law (the "CERTIFICATE OF MERGER") and a certificate of merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "DELAWARE CERTIFICATE OF MERGER") (the time of the later of such filings (or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger) being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as herein defined). The closing of the Merger (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050 at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of all of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Georgia Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers, and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities, and duties of the Surviving Corporation.

         1.4      Articles of Incorporation; Bylaws.

                  (a) At the Effective Time, the Articles of Incorporation of Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation of the Surviving Corporation.

                  (b) The Bylaws of Company, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

         1.5 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly appointed.

         1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities, the following shall occur:

                  (a) Conversion of Company Common Stock. Each share of Common Stock, par value $.0001 per share, of Company (the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be cancelled pursuant to Section 1.6(b), will be cancelled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive that number of shares of Common Stock, $0.001 par value per share, of Parent (the "PARENT COMMON STOCK") equal to 0.75 (the "EXCHANGE RATIO") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in
Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in
Section 1.9). If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

                  (b) Cancellation of Parent-Owned Stock. Each share of Company Common Stock held by Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of Company or of Parent immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

                  (c) Stock Options; Warrants; Employee Stock Purchase Plans. At the Effective Time, each outstanding Warrant (as defined in Section 2.3), all options to purchase Company Common Stock and stock appreciation rights then outstanding under Company's Amended and Restated 1989 Stock Option Plan (the "1989 PLAN"), Company's 1996 Stock Option Plan, as amended, (the "INCENTIVE PLAN"), Company's 1993 Stock Option Plan for Nonemployee Directors (the "DIRECTOR PLAN" and, together with the 1989 Plan and the Incentive Plan, the "COMPANY OPTION PLANS"), and each of the Company Option Plans shall be assumed by Parent in accordance with Section 5.8 hereof. Purchase rights outstanding under Company's Amended and Restated Employee Stock Purchase Plan (the "ESPP") shall be treated as set forth in Section 5.8.

                  (d) Capital Stock of Merger Sub. Each share of Common Stock, $0.001 par value per share, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect proportionately and equitably the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

                  (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof, each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in Section 1.7(c)), receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction and (ii) the average closing price of Parent Common Stock for the five trading days immediately preceding the last full trading day prior to the Effective Time, as reported on the Nasdaq National Market System ("NASDAQ").

         1.7      Surrender of Certificates.

                  (a) Exchange Agent. Parent shall select a bank or trust company reasonably acceptable to Company to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

                  (b) Parent to Provide Common Stock. Within five (5) business days after the Effective Time, Parent shall make available to the Exchange Agent, for exchange in accordance with this Article I, (i) the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock and (ii) cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(d).

                  (c) Exchange Procedures. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "CERTIFICATES"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to Section 1.6(f), and any dividends or other distributions pursuant to Section 1.7(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock were converted at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be cancelled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.7(d) as to the payment of dividends, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d).

                  (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificate(s) with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificate(s) shall surrender such Certificate(s). Subject to applicable law, following surrender of any such Certificate(s), the Exchange Agent shall deliver to the record holders thereof, without interest, a certificate(s) representing whole shares of Parent Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to
Section 1.6(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

                  (e) Transfers of Ownership. If any certificate representing shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                  (f) Required Withholding. Each of the Exchange Agent, Parent, and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

                  (g) No Liability. Notwithstanding anything to the contrary in this Section 1.7, neither of the Exchange Agent, Parent, the Surviving Corporation, or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         1.8 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Shares of Company Common Stock in accordance with the terms hereof (together with any cash paid in respect thereof pursuant to Section 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

         1.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificate shall have been lost, stolen, or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificates were converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock, cash, and other distributions, require the owner of such lost, stolen, or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation, or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.10     Tax and Accounting Consequences.

                  (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

                  (b) It is intended by the parties hereto that the Merger shall be treated as a purchase for accounting purposes.

         1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of

Company and Merger Sub are fully authorized in the manner of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         As of the date hereof and as of the Closing Date, Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in writing in the disclosure schedules, dated as of the date hereof delivered by Company to Parent (the "COMPANY SCHEDULE"), as follows. The Company Schedule shall be arranged in sections corresponding to the numbered sections contained in this Article and the disclosure in any paragraph shall qualify other sections in this Article only to the extent it is reasonably apparent from a reading of such disclosure that it also qualifies such other sections.

         2.1      Organization and Qualification; Subsidiaries.

                  (a) Each of Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Company. Each of Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Company.

                  (b) Company has no subsidiaries except for the corporations identified in Section 2.1(b) of the Company Schedule. Neither Company nor any of its subsidiaries has agreed nor is obligated to make nor be bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect (a "CONTRACT") under which it may become obligated to make, any future investment in or capital contribution to any other entity. Neither Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity, other than passive investments in equity interests of public companies constituting less than 5% interests therein as part of Company's cash management program.

         2.2 Articles of Incorporation and Bylaws. Company has previously furnished to Parent a complete and correct copy of its Articles of Incorporation and Bylaws as amended to date (together, the "COMPANY CHARTER DOCUMENTS"). Such Company Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Company is not in violation of any of the provisions of the Company Charter Documents, and no subsidiary of Company is in violation of its equivalent organizational documents.

         2.3      Capitalization.

                  (a) The authorized capital stock of Company consists of 100,000,000 shares of Company Common Stock, par value $0.0001 per share, and 20,000,000 shares of Preferred Stock, without par value ("COMPANY PREFERRED STOCK"). At the close of business on March 31, 2000, (i) 40,057,369 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) 4,323,050 shares of Company Common Stock were held in treasury by Company or by subsidiaries of Company; (iii) 233,633 shares of Company Common Stock were available for future issuance pursuant to Company's ESPP; (iv) 6,505,987 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the Incentive Plan; (v) 346,874 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the Director Plan; (vi) 266,168 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the 1989 Plan; (vii) 8,007,468 shares of Company Common Stock were reserved for issuance upon the exercise of the Stock Option Agreement; (viii) 43,200 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Company Common Stock (the "WARRANTS"); (ix) 106,473 shares of Company Common Stock were available for future grant under the Incentive Plan; (x) 83,814 shares of Company Common Stock were available for future grant under the Director Plan; and (xi) no shares of Company Common Stock were reserved for future grant under the 1989 Plan. As of the date hereof, no shares of Company Preferred Stock were issued or outstanding. There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option as a result of the Merger.

                  (b) Section 2.3(b) of the Company Schedule sets forth the following information with respect to each Company Stock Option (as defined in Section 5.8) outstanding as of the date of this Agreement: (i) the name and address of the optionee; (ii) the particular plan pursuant to which such Company Stock Option was granted; (iii) the number of shares of Company Common Stock subject to such Company Stock Option; (iv) the exercise price of such Company Stock Option; (v) the date on which such Company Stock Option was granted; (vi) the applicable vesting schedule; and (vii) the date on which such Company Stock Option expires. Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted such Company Stock Options that are currently outstanding and the form of all stock option agreements evidencing such Company Stock Options. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.

                  (c) All outstanding shares of Company Common Stock, all outstanding Company Stock Options, and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements (as defined below) and (ii) all requirements set forth in applicable Contracts. For the purposes of this Agreement, "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issues, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below) and (ii) all requirements set forth in applicable contracts, agreements, and instruments.

                  (d) Section 2.3(d) of the Company Schedule describes the interests of all persons in the subsidiaries of Company, other than interests held by the Company or any other of its subsidiaries and other than interests of subsidiaries held by certain nominee holders as required by the laws of a subsidiary's jurisdiction of incorporation (which interests do not materially affect the Company's control of such subsidiary).

                  (e) Except as set forth in Section 2.3(d) and except for the Stock Option Agreement, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any of its subsidiaries is a party or by which it is bound obligating Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there is, except for the Company Voting Agreements, no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company or any of its subsidiaries is a party or by which they are bound with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. Shareholders of the Company will not be entitled to dissenters' rights under Georgia Law in connection with the Merger.

         2.4 Authority Relative to this Agreement. Company has all necessary corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and to perform its obligations hereunder and thereunder and, subject to obtaining the approval of the shareholders of Company of the Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement by Company and the consummation by Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Company, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement and the Stock Option Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by holders of a majority of the outstanding shares of Company Common Stock in accordance with Georgia Law, the Company Charter Documents) and duly adopted resolutions of the Board of Directors of Company. This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitute legal and binding obligations of Company, enforceable against Company in accordance with their respective terms.

         2.5      No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement and the Stock Option Agreement by Company do not, and the performance of this Agreement and the Stock Option Agreement by Company will not, (i) conflict with or violate the Company Charter Documents or the equivalent organizational documents of any of Company's subsidiaries; (ii) subject to obtaining the approval of Company's shareholders of the Merger and compliance with the requirements set forth in
Section 2.5(b) below, conflict with, or result in any violation of, any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which either Company or any of its subsidiaries or any of their respective properties is bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties are bound or affected. Except where such conflict, violation, breach, default, impairment or other effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

                  (b) The execution and delivery of this Agreement and the Stock Option Agreement by Company do not, and the performance of this Agreement by Company will not, require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "GOVERNMENTAL ENTITY"), except (A) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), state securities laws ("BLUE SKY LAWS"), the pre-merger notification requirements (the "HSR Approval") of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the rules and regulations of Nasdaq, and the filing and recordation of the Certificate of Merger as required by Georgia Law and the Delaware Certificate of Merger as required by Delaware Law and (B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the parties hereto, prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

         2.6      Compliance; Permits.

                  (a) Neither Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not cause the Company to lose any material benefit or incur any material liability. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Company, threatened against Company or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of material property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries.

                  (b) Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities, the absence of which could not reasonably be expected to have a Material Adverse Effect on Company (collectively, the "COMPANY PERMITS"). Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits.

         2.7      SEC Filings; Financial Statements.

                  (a) Company has made available to Parent a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Company with the Securities and Exchange Commission ("SEC") since December 31, 1999 (the "COMPANY SEC REPORTS"), which are all the forms, reports and documents required to be filed by Company with the SEC since December 31, 1999. The Company SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Company's subsidiaries is required to file any reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, do not contain footnotes as permitted by the SEC on Form 10-Q, Form 8-K or any successor form under the Exchange Act) and each fairly presents the consolidated financial position of Company and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

                  (c) Company has previously furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

         2.8 No Undisclosed Liabilities. Neither Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Company and its subsidiaries taken as a whole, except
(i) liabilities provided for in Company's balance sheet as of December 31, 1999 and (ii) liabilities incurred since December 31, 1999 in the ordinary and usual course of business, consistent with past practice. None of the liabilities described in the foregoing sections (i) or (ii) could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Company.

         2.9 Absence of Certain Changes or Events. Since December 31, 1999, there has not been: (i) any Material Adverse Effect on Company; (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock, or property) in respect of, any of Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Company of any of Company's capital stock or any other securities of Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements; (iii) any split, combination or reclassification of any of Company's or any of its subsidiaries' capital stock; (iv) any granting by Company or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation to non-officer employees in the ordinary and usual course of business consistent with past practice, or any payment by Company or any of its subsidiaries of any bonus, except for bonuses made to non-officer employees in the ordinary course of business consistent with past practice, or any granting by Company or any of its subsidiaries of any increase in severance or termination pay or any entry by Company or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Company of the nature contemplated hereby; (v) entry by Company or any of its subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.19) other than licenses in the ordinary and usual course of business, consistent with past practice, or any amendment or consent with respect to any licensing agreement filed or required to be filed by Company with the SEC; (vi) any material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP; or (vii) any material revaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary and usual course of business, consistent with past practice.

         2.10 Absence of Litigation. There are no claims, actions, suits or proceedings pending or, to the knowledge of Company, threatened (or, to the knowledge of Company, any governmental or regulatory investigation pending or threatened) against Company or any of its subsidiaries or any properties or rights of Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign which, if decided adversely to Company, could reasonably be expected to have a Material Adverse Effect on Company.

         2.11     Employee Benefit Plans.

                  (a) All employee compensation, incentive, material fringe or benefit plans, programs, policies, commitments or other arrangements or remuneration of any kind (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) for the benefit of any active, former employee, director or consultant of Company ("EMPLOYEE"), any domestic subsidiary of Company or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with Company within the meaning of Section 414 of the Code (a "PLAN AFFILIATE"), or with respect to which Company has or may in the future have liability, are listed in Section 2.11(a) of the Company Schedule (the "PLANS"); provided, however, consulting agreements not material to the Company's business or operations are not listed on Schedule 2.11(a). Company has made available to Parent correct and complete copies of all (i) documents embodying each Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such Plan; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Plan; (iv) all Internal Revenue Service ("IRS") or United States Department of Labor ("DOL") determination, opinion, notification and advisory letters; (v) all material correspondence to or from any governmental agency relating to any Plan; (vi) all COBRA (as defined below) forms and related notices (or such forms and notices as required under comparable law); (vii) all discrimination tests for each Plan for the most recent three (3) plan years; (viii) the most recent annual actuarial valuations, if any, prepared for each Plan; (ix) if the Plan is funded, the most recent annual and periodic accounting of Plan assets; (x) all material written agreements and contracts relating to each Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (xi) all material communications to employees or former employees regarding in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability under any Plan or proposed Plan; (xii) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with any Plan.

                  (b) Each Plan has been established, maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including but not limited to ERISA and the Code, which are applicable to such Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) is pending, or to the knowledge of Company, threatened, against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the IRS or DOL with respect to any Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Any Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation enacted on or before December 6, 1994. Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Plan. Each Plan (including any stock option plan in respect of future stock grants) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Company or any of its Plan Affiliates (other than ordinary administration expenses).

                  (c) Neither Company nor any Plan Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code or to any multiple employer plan, or to any plan described in Section 413 of the Code, at no time has Company or any Plan Affiliate contributed to or been obligated to contribute to any "multiemployer plan," as such term is defined in ERISA. Neither Company, nor any of its Plan Affiliates, nor any officer or director of Company or any of its Plan Affiliates is subject to any liability, penalty or tax under Sections 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA (or any administrative class exemption thereunder) or Section 4975 of the Code, has occurred with respect to any Plan.

                  (d) Neither Company nor any Plan Affiliate has, prior to the Effective Time and in any material respect, violated any of the health continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Women's Health and

Cancer Rights Act, as amended, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, as amended, or any similar provisions of state law applicable to Employees of the Company or any of its Plan Affiliates. None of the Plans promises or provides retiree health benefits to any person except as required by applicable law, and neither Company nor any of its Plan Affiliates has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute.

                  (e) Neither Company nor any of its subsidiaries is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employee of Company or any of its subsidiaries is represented by any labor union or covered by any collective bargaining agreement and, to the knowledge of Company, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of Company, threatened labor dispute involving Company or any of its subsidiaries and any group of its employees nor has Company or any of its subsidiaries experienced any labor interruptions over the past three (3) years, and Company and its subsidiaries consider their relationships with their employees to be good. The Company and its subsidiaries are in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

                  (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director or employee of Company or any of its subsidiaries under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits. Without limiting the foregoing, no payment or benefit which will or maybe made by the Company with respect to any person as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

                  (g) Each employee compensation, incentive, fringe or benefit plans, program, policy, commitment or other remuneration of any kind (whether or not set forth in a written document) that has been adopted or maintained by Company or any Plan Affiliate, whether informally or formally, or with respect to which Company or any Plan Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States (each an "INTERNATIONAL EMPLOYEE PLAN") has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent Company or Parent from terminating or amending any International Employee Plan at any time for any reason without liability to Company or its Plan Affiliates (other than ordinary administration expenses or routine claims for benefits).

         2.12 Labor Matters. (i) There are no controversies pending or, to the knowledge of each of Company and its respective subsidiaries, threatened, between Company or any of its subsidiaries and any of their respective employees that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Company; (ii) as of the date of this Agreement, neither Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Company or its subsidiaries nor does Company or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) as of the date of this Agreement, neither Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Company or any of its subsidiaries.

         2.13     Registration Statement/Joint Proxy Statement/Prospectus.
None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Common Stock in or as a result of the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the joint proxy statement/prospectus to be filed with the SEC by Company pursuant to
Section 5.1 hereof (the "JOINT PROXY STATEMENT/PROSPECTUS") will, at the dates mailed to the shareholders of Company, at the times of the shareholders meeting of Company (the "COMPANY SHAREHOLDERS' MEETING") in connection with the transactions contemplated hereby, at the dates mailed to the stockholders of Parent, at the times of the stockholders' meeting of Parent (the "PARENT STOCKHOLDERS' MEETING") in connection with the Share Issuance and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

         2.14 Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon Company or its subsidiaries or to which the Company or any of its subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company or any of its subsidiaries, any acquisition of property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries as currently conducted.

         2.15 Title to Property. Neither Company nor any of its subsidiaries owns any material real property. Company and each of its subsidiaries have good and valid title to all of their material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby; and all leases pursuant to which Company or any of its subsidiaries lease from others material real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Company or subsidiary has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment of Company and its subsidiaries, except such as may be under construction, are in good operating condition and repair, in all material respects.

         2.16     Taxes.

                  (a) For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b)      (i)      The Company and each of its subsidiaries
have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to Taxes required to be filed by the Company and each of its subsidiaries with any Tax authority, except Returns which are not material to the Company. Such returns are true and correct in all material respects and have been completed in accordance with applicable law, and the Company and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

                           (ii)     The Company and each of its subsidiaries as
of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except Taxes which are not material to the Company.

                           (iii)    Neither the Company nor any of its
subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                           (iv)     No audit or other examination of any Return
of the Company or any of its subsidiaries by any Tax authority is presently in progress, nor has the Company or any of its subsidiaries been notified of any request for such an audit or other examination.

                           (v)      No adjustment relating to any Returns filed
by the Company or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to the Company or any of its subsidiaries or any representative thereof.

                           (vi)     Neither the Company nor any of its
subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on the Company balance sheet dated December 31, 1999 in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since June 30, 1999 in connection with the operation of the business of the Company and its subsidiaries in the ordinary course.

                           (vii)    There is no contract, agreement, plan or
arrangement to which the Company or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company or any of its subsidiaries is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to
Section 4999 of the Code.

                           (viii)   Neither the Company nor any of its
subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

                           (ix)     Neither the Company nor any of its
subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

                           (x)      None of the Company's or its subsidiaries'
assets are tax exempt use property within the meaning of Section 168(h) of the Code.

              2.17          Environmental Matters. Company (i) has
obtained all applicable permits, licenses and other authorizations that are required under Environmental Laws the absence of which would have a Material Adverse Effect on Company; and (ii) is in compliance in all material respects with all material terms and conditions of such required permits, licenses and authorizations, and also is in compliance in all material respects with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. "ENVIRONMENTAL LAWS" means all Federal, state, local and foreign laws and regulations relating to pollution of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "HAZARDOUS MATERIALS" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials, hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, Hazardous Materials contained in products typically used for office and janitorial purposes properly and safely maintained in accordance with Environmental Laws.

         2.18 Brokers. Except for fees payable to Goldman Sachs & Co. pursuant to an engagement letter dated March 21, 2000, a copy of which has been provided to Parent, Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby

         2.19 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

         "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights in, or arising out of: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("PATENTS"); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all semiconductor and semiconductor circuit designs; (v) all rights to all mask works and reticles, mask work registrations and applications therefor; (vi) all industrial designs and any registrations and applications therefor throughout the world; (vii) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (viii) all databases and data collections and all rights therein throughout the world; (ix) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names;
         (x) any similar, corresponding or equivalent rights to any of the foregoing; and (xi) all documentation related to any of the foregoing.

         "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by or exclusively licensed to the Company or any of its subsidiaries. Without in any way limiting the generality of the foregoing, Company Intellectual Property includes all Intellectual Property owned or licensed by the Company related to the Company's products, including without limitation all rights in any design code, documentation, and tooling for packaging of semiconductors in connection with all current products and products in design and development.

         "REGISTERED INTELLECTUAL PROPERTY" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

         "COMPANY REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its subsidiaries.

                  (a) Section 2.19(a) of the Company Schedule is a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

                  (b) Company has made available to Parent a complete and accurate price list of all products and services currently offered by Company or any of its subsidiaries ("COMPANY PRODUCTS").

                  (c) No Company Intellectual Property or Company Product is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company or any of its subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product, except for provisions contained in the documents granting licenses as ownership to any portion of the Company Intellectual Property or Company Product and in amendments thereto and provisions of licenses granted to customers of Company.

                  (d) Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

                  (e) Company owns and has good and exclusive title to, each material item of Company Intellectual Property free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course). Without limiting the foregoing: (i) Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Company and its subsidiaries, including the sale, distribution or provision of any Company Products by Company or its subsidiaries; (ii) Company owns exclusively, and has good title to, all copyrighted works that are Company Products or which Company or any of its subsidiaries otherwise purports to own; and (iii) to the extent that any Patents would be infringed by any Company Products, Company is the exclusive owner of such Patents.

                  (f) To the extent that any technology, software or material Intellectual Property has been developed or created independently or jointly by a third party for Company or any of its subsidiaries or is incorporated into any of the Company Products, Company has a written agreement with such third party with respect thereto and Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a perpetual, non-terminable license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

                  (g) Neither Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Company Intellectual Property, to any third party, or permitted Company's rights in such material Company Intellectual Property to lapse or enter the public domain.

                  (h) Section 2.19(h) of the Company Schedule lists all material contracts, licenses and agreements to which Company or any of its subsidiaries is a party: (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Company.

                  (i) All material contracts, licenses and agreements relating to either (i) Company Intellectual Property or (ii) Intellectual Property of a third party licensed to Company or any of its subsidiaries, are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. Each of Company and its subsidiaries is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the knowledge of Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of Company's rights under such contracts, licenses and agreements to the same extent Company and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Merger Sub by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in (i) either Parent's or the Merger Sub's granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to, either of them, (ii) either the Parent's or the Merger Sub's being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) either the Parent's or the Merger Sub's being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Parent or Merger Sub, respectively, prior to the Closing.

                  (j) The operation of the business of the Company and its subsidiaries as such business currently is conducted, including (i) Company's and its subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Company and its subsidiaries (including Company Products) and (ii) the Company's use of any product, device or process, has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

                  (k) Neither Company nor any of its subsidiaries has received notice from any third party that the operation of the business of Company or any of its subsidiaries or any act, product or service of Company or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

                  (l) To the knowledge of Company, no person has or is infringing or misappropriating any Company Intellectual Property.

                  (m) Company and each of its subsidiaries has taken reasonable steps to protect Company's and its subsidiaries' rights in Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Company or any of its subsidiaries, and, without limiting the foregoing, each of Company and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and contractors of Company and any of its subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Company.

         2.20 Agreements, Contracts and Commitments. Neither Company nor any of its subsidiaries is a party to or is bound by:

                  (a) any employment or consulting agreement, contract or commitment with any officer or member of Company's Board of Directors, other than those that are terminable by Company or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to the Company (other than termination provisions provided by law);

                  (b) any agreement or plan for the benefit of any director, employee or consultant, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business or guaranty of a subsidiary's obligation by Company;

                  (d) any agreement, contract or commitment containing any covenant limiting in any respect the right of Company or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

                  (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company or any of its subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Company's subsidiaries;

                  (f) any dealer, distributor, joint marketing or development agreement (other than reseller agreements not material to Company's business) currently in force under which Company or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less;

                  (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to Company and its subsidiaries taken as a whole (other than (i) licenses granted in the ordinary course of business to the Company's customers to use (but not to copy, sublicense, market, or otherwise distribute) source code that do not in any way impair Company's ownership interests in such source code and (ii) agreements requiring the Company to place source code in escrow for the benefit of a customer in the event of the Company's default, bankruptcy, insolvency, or similar event);

                  (h) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Company product, service or technology, or any agreement, contract or commitment currently in force to sell or distribute any Company products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Parent;

                  (i) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $250,000 individually or $500,000 in the aggregate, other than between Company and its subsidiaries and except as disclosed in the Company's balance sheet as of December 31, 1999 or in the related footnotes;

                  (j)      any settlement agreement entered into within three
(3) years prior to the date of this Agreement that involves a continuing material obligation of Company; or

                  (k) any other agreement that has an aggregate value of (or represents future aggregate obligations in excess of) $2,000,000 or more individually.

         Neither Company nor any of its subsidiaries, nor to Company's knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, and neither Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which Company or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Company Schedule (any such agreement, contract or commitment, a "COMPANY

CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate), the effect of which would not, individually or in the aggregate have a Material Adverse Effect on Company.

         2.21 Insurance. Company maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Company and its subsidiaries (collectively, the "INSURANCE POLICIES") which are of the type and in amounts customarily carried by persons conducting businesses similar to those of Company and its subsidiaries. There is no material claim by Company or any of its subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

         2.22 Opinion of Financial Advisor. Company has been advised by its financial advisor, Goldman Sachs & Co., that in its opinion, as of the date of this Agreement, the Exchange Ratio is fair to the shareholders of Company from a financial point of view. Company shall provide Parent a copy of the written confirmation of such opinion, dated as of the date of this Agreement, promptly after receipt thereof.

         2.23 Board Approval. The Board of Directors of Company has, as of the date of this Agreement, unanimously (i) approved and declared advisable this Agreement and has approved the Merger and the other transactions contemplated hereby, (ii) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Company and fair to, and in the best interests of, Company and its shareholders and (iii) determined to recommended that the shareholders of Company adopt and approve this Agreement and approve the Merger.

         2.24 Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of Company Common Stock are entitled to vote with respect to the Merger is the only vote of the holders of any class or series of Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

         2.25 State Takeover Statutes. The Board of Directors of the Company has approved the Merger, the Merger Agreement, the Stock Option Agreement, the Company Voting Agreements and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, the Merger Agreement, the Stock Option Agreement, the Company Voting Agreements and the transactions contemplated hereby and thereby the provisions of Code Section 14-2-1110 et seq. and 14-2-1131 et seq. of the Georgia Law to the extent, if any, such section is applicable to the Merger, the Merger Agreement, the Stock Option Agreement, the Company Voting Agreements and the transactions contemplated hereby and thereby. To Company's knowledge, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, the Merger Agreement, the Stock Option Agreement, the Company Voting Agreements or the transactions contemplated hereby and thereby.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub jointly and severally represent and warrant to Company, subject to such exceptions as are specifically disclosed in writing in the disclosure schedules dated as of the date hereof delivered by Parent to Company (the "PARENT SCHEDULE"), as follows. The Parent Schedule shall be arranged in sections corresponding to the numbered sections contained in this Article and the disclosure in any paragraph shall qualify other sections in this Article only to the extent it is reasonably apparent from a reading of such disclosure that it also qualifies such other sections.

         3.1 Organization and Qualification; Subsidiaries. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Parent.

         3.2 Certificate of Incorporation and Bylaws. Parent has previously furnished to Company complete and correct copies of its Certificate of Incorporation and Bylaws as amended to date (together, the "PARENT CHARTER DOCUMENTS"). Such Parent Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter Documents, and no subsidiary of Parent is in violation of any of its equivalent organizational documents.

         3.3 Capitalization. The authorized capital stock of Parent consists of (i) 200,000,000 shares of Parent Common Stock, and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share ("PARENT PREFERRED STOCK"). At the close of business on March 31, 2000, (i) 109,228,419 shares of Parent Common Stock were issued and outstanding, (ii) 157,472 shares of Parent Common Stock were held in treasury by Parent or by subsidiaries of Parent, (iii) 609,764 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's employee stock purchase plan, and (iv) 19,853,100 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Parent Common Stock. As of the date hereof, no shares of Parent Preferred Stock were issued or outstanding. The authorized capital stock of

Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, all of which, as of the date hereof, are issued and outstanding.

         3.4 Parent Common Stock. The Parent Common Stock to be issued pursuant to the Merger has been duly authorized and will, when issued in accordance with this Agreement be validly issued, fully paid, and unassessable and will not be subject to any restrictions on resale under the Securities Act, other than restrictions imposed by Rule 145 under the Securities Act.

         3.5 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the Stock Option Agreement, or to consummate the transactions so contemplated, subject only to the approval of the Share Issuance by Parent's stockholders and the filing of the Certificate of Merger pursuant to Georgia Law and the Delaware Certificate of Merger pursuant to Delaware Law. This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitute legal and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms.

         3.6      SEC Filings; Financial Statements.

                  (a) Parent has made available to Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after April 1, 1999 (the "PARENT SEC REPORTS"), which are all the forms, reports and documents required to be filed by Parent with the SEC since April 1, 1999. The Parent SEC Reports
(A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

                  (c) Parent has previously furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

         3.7 No Undisclosed Liabilities. Neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent, or otherwise), which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent and its subsidiaries, taken as a whole, except
(i) liabilities provided for in Company's balance sheet as of December 31, 1999;
(ii) liabilities provided for in the balance sheet as of October 31, 1999 of Telco Research Corporation Limited ("TELCO"), a copy of which has been made available to Company; (iii) liabilities of Barnhill Management Group, a Nevada corporation acquired by Parent in March 2000 ("BARNHILL"), which liabilities are not material to Parent and its subsidiaries, taken as a whole; and (iv) liabilities incurred since December 31, 1999 by Parent and its subsidiaries (including Telco and Barnhill) and liabilities incurred by Telco between October 31, 1999 and December 31, 2000. None of the liabilities described in the foregoing sections (i), (ii), (iii), or (iv) could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent.

         3.8      Compliance; Permits.

                  (a) Neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not cause the Parent to lose any material benefit or incur any material liability. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Parent, threatened against Parent or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its subsidiaries, any acquisition of material property by Parent or any of its subsidiaries or the conduct of business by Parent or any of its subsidiaries.

                  (b) Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities, the absence of which could not reasonably be expected to have a Material Adverse Effect on Parent (collectively, the "PARENT PERMITS"). Parent and its subsidiaries are in compliance in all material respects with the terms of the Parent Permits.

         3.9 Absence of Certain Changes or Events. Since December 31, 1999, there has not been: (i) any Material Adverse Effect on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or any of its subsidiaries' capital stock (other than a two-for-one stock split in the form of a dividend effected in February
2000), or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements,
(iii) any split, combination or reclassification of any of Parent's or any of its subsidiaries' capital stock, (iv) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (v) any material revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Parent other than in the ordinary course of business.

         3.10 Absence of Litigation. There are no claims, actions, suits or proceedings pending or, to the knowledge of Parent, threatened (or, to the knowledge of Parent, any governmental or regulatory investigation pending or threatened) against Parent or any of it subsidiaries or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which, if decided adversely to Parent, could reasonably be expected to have a Material Adverse Effect on Parent.

         3.11 Registration Statement; Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Joint Proxy Statement/Prospectus will, at the dates mailed to the shareholders of Company and of Parent, at the time of the Company Shareholders' Meeting, the time of the Parent Shareholders' Meeting and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

         3.12 Brokers. Except for fees payable to Deutsche Bank Securities, Inc., Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.13 Opinion of Financial Advisor. Parent's Board of Directors has received an opinion from Deutsche Bank Securities, Inc., dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view.

         3.14 Board Approval. The Board of Directors of Parent has, as of the date of this Agreement, unanimously (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and is fair to, and in the best interests of, Parent and its stockholders; (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and (iii) has determined to recommend that the stockholders of Parent approve the Share Issuance.

         3.15 Vote Required. The affirmative vote of a majority of the shares of Parent Common Stock that cast votes regarding the Share Issuance in person or by proxy at the Parent Stockholders' Meeting is the only vote of the holders of any class or series of Parent's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 Conduct of Business by Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, carry on its business, in the usual, regular and ordinary course and in compliance with all applicable laws and regulations, pay its debts and taxes when due and pay or perform other material obligations when due, subject to good faith disputes over such debts, taxes, and obligations, and use its commercially reasonable efforts, consistent with past practices (except as set forth in Schedule 4.1), and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings, except in each case as set forth in Section 4.1 of the Company Schedule.

         In addition, except as expressly permitted by the terms of this Agreement and, except in each case as set forth in Section 4.1 of the Company Schedule, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

                  (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans except pursuant to plans and agreements existing as of the date hereof the relevant terms of which are described in the Company Schedule;

                  (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan;

                  (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices, provided that in no event shall Company license to any person or entity on an exclusive basis or sell any Company Intellectual Property;

                  (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

                  (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

                  (f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (x) the issuance delivery and/or sale of (i) shares of Company Common Stock pursuant to the exercise of stock options outstanding as of the date of this Agreement or granted pursuant to clause (y) hereof, and (ii) shares of Company Common Stock issuable to participants in the ESPP consistent with the terms thereof and (y) the granting of non-discretionary stock options to non-employee directors under the Director Plan in an amount not to exceed options to purchase 135,000 shares in the aggregate;

                  (g) Cause, permit or propose any amendments to the Company Charter Documents (or similar governing instruments of any of its subsidiaries);

                  (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or enter into any joint ventures, strategic partnerships or alliances;

                  (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory or non-exclusive licenses of Company intellectual property in the ordinary course of business consistent with past practice and, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of Company and its subsidiaries;

                  (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice;

                  (k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

                  (l) (i) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, or liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of Company included in the Company SEC Reports or incurred since the date of such financial statements, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or fail to enforce any confidentiality or similar agreement to which Company or any of its subsidiaries is a party or of which Company or any of its subsidiaries is a beneficiary;

                  (m) Make any individual or series of related payments outside of the ordinary course of business (other than payments to financial, legal, accounting or other professional service advisors not in excess of the estimates thereof set forth in Section 4.1 of the Company Schedule);

                  (n) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which Company or any subsidiary thereof is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

                  (o) Enter into or materially modify any contracts, agreements, or obligations relating to the distribution, sale, license or marketing by third parties of Company's products or products licensed by Company on an exclusive basis;

                  (p) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

                  (q) Incur or enter into any agreement, contract or commitment outside of the ordinary course of business calling for payments by Company in excess of $350,000 individually;

                  (r) Engage in any action that could cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Article IV;

                  (s) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement;

                  (t) Make any tax election that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the tax liability or tax attributes of Company or any of its subsidiaries or settle or compromise any material income tax liability; or

                  (u) Agree in writing or otherwise to take any of the actions described in Section 4.1 (a) through (t) above.

         4.2 Conduct of Business by Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not do any of the following and shall not permit its subsidiaries to do any of the following:

                  (a) Declare, set aside, or pay any dividends or make any other distributions (whether in cash, stock, equity securities or property) in respect to Parent's capital stock, except where (i) an adjustment is made to the Exchange Ratio in accordance with Section 1.6(e) or (ii) the holders of Company Common Stock will otherwise receive an equivalent, proportional dividend or distribution (based on the Exchange Ratio, as adjusted pursuant to Section 1.6(e)) in connection with the Merger as if they had been holders of Parent Common Stock on the record date for such dividend or distribution;

                  (b) Purchase, redeem, or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its subsidiaries in any amounts that would adversely affect Parent's financial condition or liquidity;

                  (c) Effect any amendment to the Company's Certificate of Incorporation that would have an adverse effect on the rights of holders of Parent's Common Stock (including the Parent Common Stock to be issued pursuant to this Agreement);

                  (d) Engage in any action that could cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Article IV;

                  (e) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement;

                  (f) Following the filing of the S-4, acquire or agree to acquire any business or any corporation, partnership, association or other business organization or division if such acquisition or agreement would require the inclusion in the S-4 of proforma financial information regarding such acquisition; or

                  (g) Agree in writing or otherwise to take any of the actions described in Section 4.1 (a) through (f) above.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1      Joint Proxy Statement/Prospectus; Registration Statement.

                  (a) As promptly as practicable after the execution of this Agreement, Parent and Company shall jointly prepare and shall file with the SEC a document or documents that will constitute (i) the S-4 and (ii) the Joint Proxy Statement/Prospectus. Each of the parties hereto shall use commercially reasonable efforts to cause the S-4 to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the S-4, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent or Company, as the case may be, shall furnish all information concerning Parent or Company as the other party may reasonably request in connection with such actions and the preparation of the S-4 and the Joint Proxy Statement/Prospectus. As promptly as practicable after the effective date of the S-4, the Joint Proxy Statement/Prospectus shall be mailed to the shareholders of Company and of Parent. Each of the parties hereto shall cause the Joint Proxy Statement/Prospectus to comply as to form and substances to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, (iii) the rules and regulations of the Nasdaq.

                  (b) The Joint Proxy Statement/Prospectus shall include the approval of this Agreement and the Merger and the recommendation of the Board of Directors of Company to Company's shareholders that they vote in favor of approval of this Agreement and the Merger, subject to the right of the Board of Directors of the Company to withdraw its recommendation and to recommend a Superior Proposal determined to be such in compliance with Section 5.4 of this Agreement; provided, however, that the Board of Directors of Company shall submit this Agreement to Company's shareholders whether or not at any time subsequent to the date hereof such board determines that it can no longer make such recommendation. The Joint Proxy Statement/Prospectus shall also include the approval of the Share Issuance and the recommendation of the Board of Directors of Parent to Parent's stockholders that they vote in favor of approval of the Share Issuance.

                  (c) No amendment or supplement to the Joint Proxy Statement/Prospectus or the S-4 shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the S-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

         5.2 Shareholder and Stockholder Meetings. Company shall call and hold the Company Shareholders' Meeting and Parent shall call and hold the Parent Stockholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the adoption and approval of this Agreement and the approval of the Merger (in the case of the Company Shareholders' Meeting) and the Share Issuance (in the case of the Parent Stockholders' Meeting) pursuant to the Joint Proxy Statement/Prospectus, and Company and Parent shall use all reasonable efforts to hold the Parent Stockholders' Meeting and the Company Shareholders' Meeting on the same day and as soon as practicable after the date on which the S-4 becomes effective. Nothing herein shall prevent Company or Parent from adjourning or postponing the Company Shareholders' Meeting or the Parent Stockholders' Meeting, as the case may be, if there are insufficient shares of Company Common Stock or Parent Common Stock, as the case may be, necessary to conduct business at their respective meetings of the shareholders or stockholders. The Board of Directors of Company shall submit this Agreement and the Merger for shareholder approval pursuant to Section 14-2-1103(c) of Georgia Law subject only to the condition of shareholder approval as described in Section 2.24. Unless Company's Board of Directors has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 5.4, Company shall use commercially reasonable efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger pursuant to the Joint Proxy Statement/Prospectus and shall take all other commercially reasonable action necessary or advisable to secure the vote or consent of shareholders required by Georgia Law or applicable stock exchange requirements to obtain such approval. Parent shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the Share Issuance pursuant to the Joint Proxy Statement/Prospectus and shall take all other commercially reasonable action necessary or advisable to secure the vote or consent of stockholders required by the Delaware Law or applicable stock exchange requirements to obtain such approval. Company shall call and hold the Company Shareholders' Meeting for the purpose of voting upon the adoption and approval of this Agreement and the approval of the Merger whether or not Company's Board of Directors at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that Company's shareholders reject it.

         5.3      Confidentiality; Access to Information.

                  (a) The parties acknowledge that Company and Parent have previously executed a Confidentiality Agreement, dated as of March 1, 2000 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

                  (b) Each of the Company and Parent will afford the other and the other's accountants, counsel and other representatives reasonable access to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning its business as such other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         5.4      No Solicitation.

                  (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or would reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below); provided, however, that nothing contained in this Section 5.4 shall prohibit the Board of Directors of Company from (i) complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act with regard to a tender or exchange offer or (ii) in response to an unsolicited, bona fide written Acquisition Proposal that Company's Board of Directors reasonably concludes constitutes a Superior Offer (as defined below), engaging in discussions or participating in negotiations with and furnishing information to the party making such Acquisition Proposal to the extent (A) the Board of Directors of the Company determines in good faith after consultation with its outside legal counsel that failure to take such action would be inconsistent with its fiduciary obligations under applicable law, (B) (x) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such party, Company gives Parent written notice of Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such party and
(y) Company receives from such party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such party by or on behalf of Company, and (C) contemporaneously with furnishing any such nonpublic information to such party, Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.4 by any officer, director or employee of Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Company or any of its subsidiaries shall be deemed to be a breach of this Section 5.4 by Company.

         For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction hold less than [85]% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of the assets of the Company; or (C) any liquidation, dissolution, recapitalization or other significant corporate reorganization of the Company; and (C) "SUPERIOR PROPOSAL" shall mean an Acquisition Proposal with respect to which (x) if any cash consideration is involved, shall not be subject to any financing contingency (or, after consultation with Company's financial advisors, the Board of Directors shall have determined in good faith that such financing is reasonably likely to be obtained by such acquiring party on a timely basis), and with respect to which Company's Board of Directors shall have determined in good faith (after consultation with Company's financial advisors) that the acquiring party is capable of consummating the proposed Acquisition Transaction on the terms proposed, and (y) Company's Board of Directors shall have determined in good faith that the proposed Acquisition Transaction provides greater value to the shareholders of Company than the Merger (taking into account the advice of Company's independent financial advisors).

         (b) In addition to the obligations of Company set forth in paragraph (a) of this Section 5.4, Company as promptly as practicable, and in any event within 24 hours, shall advise Parent orally and in writing of any request for information which Company reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry with respect to or which Company reasonably believes would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Company will keep Parent informed in all material respects of the status and terms (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry. In addition to the foregoing, Company shall (i) provide Parent with at least 48 hours prior notice (or such lesser prior notice as provided to the members of Company's Board of Directors but in no event less than eight hours) of any meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider an Acquisition Proposal and (ii) provide Parent with at least 48 hours prior written notice (or such lesser prior notice as provided to the members of the Company's Board of Directors but in no event less than eight hours) of a meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to recommend a Superior Offer to its shareholders and together with such notice a copy of the definitive documentation relating to such Superior Offer.

         5.5 Public Disclosure. Parent and Company will consult with each other and agree before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such agreement, except as may be required by law or any listing agreement with a national securities exchange, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

         5.6      Reasonable Efforts; Notification.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement (including the provisions of Section 5.4), each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or Company or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

                  (b) Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  (c) Parent shall give prompt notice to Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         5.7 Third Party Consents. As soon as practicable following the date hereof, Parent and Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

         5.8      Stock Options and Employee Benefits; Warrants.

                  (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each, a "COMPANY STOCK OPTION") under the Company Option Plans, whether or not vested, shall by virtue of the Merger be assumed by Parent. Each Company Stock Option and Warrant so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options or Warrant immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions of outstanding options), except that (i) each Company Stock Option and Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option and Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option and Warrant will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option and each outstanding Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

                  (b) ESPP. Prior to the Effective Time, outstanding purchase rights under Company's ESPP shall be exercised in accordance with Sections 14 and 16 of the ESPP and each share of Company Common Stock purchased pursuant to such exercise shall by virtue of the Merger, and without any action on the part of the holder thereof, be converted into the right to receive a number of shares of Parent Common Stock equal to the Exchange Ratio without issuance of certificates representing issued and outstanding shares of Company Common Stock to ESPP participants. Company agrees that it shall terminate the ESPP immediately following the aforesaid purchase of shares of Company Common Stock thereunder.

                  (c) 401(k) Plans. Company and its Plan Affiliates, as applicable, shall each terminate (i) any and all group severance, separation or salary continuation plans, programs, or arrangements and (ii) any and all 401(k) plans, effective as of the day immediately preceding the Closing Date. Parent shall receive from Company evidence that Company's and each Plan Affiliate's, as applicable, program(s) have been terminated pursuant to resolutions of each such entity's Board of Directors (the form and substance of such resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Effective Time.

                  (d) Service Credit. To the extent permitted by Parent's employee benefit plan and applicable law, Parent will use reasonable efforts, or will cause Company to use reasonable efforts, give individuals who are employed by Company and its subsidiaries as of the Effective Time ("AFFECTED EMPLOYEES") full credit for purposes of eligibility, vesting, benefit accrual (excluding, however, benefit accrual under any defined benefit pension plans) and determination of the level of benefits under any employee benefit plans or arrangements maintained by Parent or any subsidiary of Parent for such Affected Employees' service with Company or any subsidiary of the Company to the same extent recognized by Company immediately prior to the Effective Time. To the extent permitted by Parent's employee benefit plans and applicable law, Parent will, or will cause Company to (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

         5.9 Form S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options as soon as is reasonably practicable (and in any event within twenty business days) after the Effective Time.

         5.10     Indemnification.

                  (a) From and after the Effective Time, Parent will, and will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of Company pursuant to any indemnification agreements between Company and its directors and officers in effect immediately prior to the Effective Time and any indemnification provisions under the Company Charter Documents as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the indemnified parties thereunder (the "INDEMNIFIED PARTIES") as those contained in the Company Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification is required by law.

                  (b) For a period of six years after the Effective Time, Parent will, and will cause the Surviving Corporation to, use its commercially reasonable efforts to maintain in effect directors' and officers' liability insurance covering those persons or classes of persons who are currently covered by Company's directors' and officers' liability insurance policy with coverage in an amount and scope at least as favorable as that applicable to the current directors and officers of Company; provided, however, that in no event will Parent or the Surviving Corporation be required to expend an annual premium for such coverage in excess of 150% of the annual premium most recently paid by Company (the "PREMIUM CAP"); provided, further, that if the annual premium for such coverage would at any time exceed the Premium Cap, then the Surviving Corporation shall maintain insurance policies that provide the maximum coverage available at an annual premium equal to the Premium Cap.

                  (c) The provisions of this Section 5.10 are intended to be in addition to the rights otherwise available to the Indemnified Parties by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties.

         5.11 Nasdaq Listing. Parent agrees to authorize for listing on Nasdaq the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

         5.12 Affiliates. Set forth in Section 5.12 of the Company Schedule is a list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145 promulgated under the Securities Act (each, a "COMPANY AFFILIATE"). Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. Company will use its commercially reasonable efforts to deliver or cause to be delivered to Parent, as promptly as practicable on or following the date hereof, from each Company Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit C (the "COMPANY AFFILIATE AGREEMENT"), each of which will be in full force and effect as of the Effective Time. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Agreement.

         5.13 Regulatory Filings; Reasonable Efforts. As soon as may be reasonably practicable, Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

         5.14 Parent Board of Directors. The Board of Directors of Parent will take all actions necessary such that two members of Company's Board of Directors reasonably acceptable to Parent, at least one of whom is an independent director of the Company's Board of Directors, shall be appointed to Parent's Board of Directors as of the Effective Time with a term expiring at the next annual meeting of Parent's stockholders.

         5.15 Shareholder Litigation. Until the earlier of termination of this Agreement in accordance with its terms or the Effective Time, Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against Company or members of its Board of Directors relating to this Agreement and the transactions contemplated hereby or otherwise, and shall not settle any such litigation without Parent's prior written consent.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER


         6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) Shareholder and Stockholder Approvals. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the shareholders of Company. The Share Issuance shall have been approved by the requisite vote under applicable Nasdaq rules by the stockholders of Parent.

                  (b) Registration Statement Effective; Joint Proxy Statement. The SEC shall have declared the S-4 effective. No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus, shall be pending or shall then be threatened in writing by the SEC.

                  (c) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

                  (d) Tax Opinions. Parent and Company shall each have received written opinions from their respective tax counsel, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Parent or Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

         6.2 Additional Conditions to Obligations of Company. The obligation of Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

                  (a) Representations and Warranties. Each representation and warranty of Parent and Merger Sub contained in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except, in the case of each of clauses (i) and (ii), (A) for such failures to be true and correct that do not in the aggregate constitute a Material Adverse Effect on Parent and Merger Sub, and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Parent Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

                  (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

         6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

                  (a) Representations and Warranties. Each representation and warranty of Company contained in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except, in the case of each of clauses
(i) and (ii), (A) for such failures to be true and correct that do not in the aggregate constitute a Material Adverse Effect on the Company provided, however, such Material Adverse Effect qualifier shall be inapplicable with respect to representations and warranties contained in Section 2.3(a), 2.3(e), 2.23, and 2.24, which shall be true and correct in all material respects, and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized officer of Company.

                  (b) Agreements and Covenants. Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company.

                  (c) Consents. Company shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby in connection with the agreements, contracts, licenses or leases set forth on Schedule 6.3(c).

                                  ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the shareholders of Company:

                  (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

                  (b) by either Company or Parent, by written notice to the other, if the Merger shall not have been consummated by October 31, 2000 for any reason; provided, however, that the right to terminate this Agreement under this
Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

                  (c) by either Company or Parent, by written notice to the other, if a Governmental Entity shall have issued an order, decree or ruling or taken any other action that has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger and is final and nonappealable;

                  (d) by either Company or Parent, by written notice to the other, if (i) the required approval of the shareholders of Company contemplated by the first sentence of Section 6.1(a) of this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company shareholders duly convened therefor or at any adjournment or postponement therefor or (ii) the required approval by the stockholders of Parent of the Share Issuance required under applicable Nasdaq rules shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Parent stockholders duly convened therefor or at any adjournment or postponement thereof;

                  (e) by Company, by written notice to Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent, then Company may not terminate this Agreement under this Section 7.1(e) for thirty (30) days after delivery of written notice from Company to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this paragraph (e) if such breach by Parent is cured during such thirty (30)-day period);

                  (f) by Parent, by written notice to Company, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company, then Parent may not terminate this Agreement under this Section 7.1(f) for thirty (30) days after delivery of written notice from Parent to Company of such breach, provided Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (f) such breach by Company is cured during such thirty (30)-day period); or

                  (g) by Parent, by written notice to Company, if (i) the Board of Directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders, (ii) the Board of Directors of Company shall have recommended to the shareholders of Company an Acquisition Proposal, (iii) the Company fails to comply with Section 5.4, (iv) a bona fide Acquisition Proposal shall have been publicly announced or otherwise become publicly known and the Board of Directors of Company shall have (A) failed to recommend against acceptance of such by its shareholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance by its shareholders of an Acquisition Proposal involving a tender offer or exchange offer) or (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within ten business days thereafter, or (v) the Board of Directors of Company resolves to take any of the actions described above.

         7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto (or such later time as may be required by Section 7.1). In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2,
Section 5.3(a), Section 7.3 and Article 8, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for fraud in connection with, or any willful breach of, this Agreement.

         7.3      Fees and Expenses.

                  (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the S-4 (including financial statements and exhibits) and any amendments or supplements thereto.

                  (b)      Termination Fee.

                           (i)      In the event that (A) Parent shall terminate
this Agreement pursuant to Section 7.1(g), or (B) this Agreement shall be terminated (x) pursuant to Section 7.1(b) or (y) pursuant to Section 7.1(d)(i) and, in the case of clause (B)(x) or clause (B)(y), (1) prior to such termination, a bona fide Acquisition Proposal shall have been announced or shall otherwise have become publicly known and (2) within 12 months after such termination, Company shall enter into a definitive agreement providing for any Company Acquisition or any Company Acquisition shall be consummated, then, in the case of clause (A) or (B), respectively, Company shall pay to Parent cash and issue to Parent shares of Company Common Stock, in such combination as Company may elect (provided that the cash component must be at least $20 million) with an aggregate value (such shares of Company Common Stock to be valued at $24.125 per share for all purposes of this Section 7.3(b)(i)) of $50 million (the "TERMINATION FEE"). In the event this Agreement shall be terminated as set forth in clause (A), the Termination Fee shall be payable in two installments of equal value, the first of which shall be paid contemporaneously with the termination of this Agreement pursuant to Section 7.1(g), and the second of which shall be due and payable on the 30th day after such termination. In the event this Agreement shall be terminated as set forth in clause (B), the Termination Fee shall be payable in two installments of equal value, the first of which shall be paid contemporaneously with the execution of a definitive agreement providing for the Company

Acquisition, and the second of which shall be due and payable on the earlier to occur of (i) the consummation of such Company Acquisition and (ii) the 90th days after the date of execution of the definitive agreement relating to such Company Acquisition. If Company satisfies its obligation to pay the Termination Fee in part by delivering to Parent shares of Company Common Stock (the "TERMINATION FEE SHARES"), then Parent shall be entitled to registration rights with respect to such shares as described in the Option Agreement (treating the Termination Fee Shares for all purposes of Section 7 of the Option Agreement as if they were Option Shares (as defined in the Option Agreement)).

                           (ii)     The Company acknowledges that the agreements
contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this Section 7.3(b), the Company shall pay to Parent its actual out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of fraud in connection with or willful breach of this Agreement.

                           (iii)    In the event that Parent shall terminate
this Agreement pursuant to Section 7.1(f), then Company shall promptly reimburse Parent for Parent's costs and expenses in connection with this Agreement and the transactions contemplated hereby.

                           (iv)     For the purposes of this Agreement, "COMPANY
ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction hold less than 60% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by the Company of assets representing in excess of 40% of the aggregate fair market value of the Company's business immediately prior to such sale or (iii) the acquisition by any person or "group" (as defined under Section 13(d) of the Exchange Act) (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 40% of the voting power of the then outstanding shares of capital stock of the Company.

                           (v)      For purposes only of this Section 7.3(b),
each reference to "15%" in the definition of Acquisition Transaction set forth in Section 5.4(a) shall be deemed to be "40%," and the reference to "85%" in such definition shall be deemed to be "60%."

                           (vi)     In the event that Company shall terminate
this Agreement pursuant to Section 7.1(e), then Parent shall promptly reimburse Company for Company's costs and expenses in connection with this Agreement and the transactions contemplated hereby.

         7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and Company.

         7.5 Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 Survival of Representations and Warranties. The representations and warranties of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

         8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

                  (a)      if to Parent or Merger Sub, to:

                           Peregrine Systems, Inc.
                           12670 High Bluff Drive
                           San Diego, California 92130
                           Attention: Richard Nelson
                                      Eric Deller
                           Telecopy No.: (858) 794-5057

                           with copies to:

                           Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           650 Page Mill Road
                           Palo Alto, California 94304-1050
                           Attention: Douglas H. Collom
                           Telecopy No.: (650) 493-6811
                           and

                           Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           Spear Street Tower
                           One Market
                           San Francisco, California 94105
                           Attention: Steve L. Camahort
                           Telecopy No.: (415) 947-2099

                  (b)      if to Company, to:

                           Harbinger Corporation
                           1277 Lenox Park Boulevard
                           Atlanta, Georgia 30319
                           Attention: James Travers
                                      Loren B. Wimpfheimer
                           Telecopy No.: (404) 848-2864
                           and           (404) 467-3476

                           with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           Two Embarcadero Place
                           2200 Geng Road
                           Palo Alto, California 94303
                           Attention: Rod J. Howard
                           Telecopy No.: (650) 496-2885 and (650) 496-2777

                           and

                           Morris Manning & Martin LLP
                           1600 Atlanta Financial Center
                           3343 Peachtree Road, NE
                           Atlanta, Georgia 30326
                           Attention: John C. Yates
                           Telecopy No.: (404) 365-9532

         8.3      Interpretation; Definitions.

                  (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise

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

indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

                  (b)      For purposes of this Agreement:

                           (i)      the term "KNOWLEDGE" means with respect to a
party hereto, with respect to any matter in question, knowledge of the executive officers of such party after reasonable inquiry;

                           (ii)     the term "MATERIAL ADVERSE EFFECT" when used
in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other such changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets, liabilities, financial condition or results of operations of such entity and its subsidiaries taken as a whole; provided, however, in no event shall either of the following, alone or in combination, be deemed to constitute, nor shall either of the following be taken into account in determining whether there has been or will be a Material Adverse Effect on any entity: (A) any change in such entity's stock price or trading volume or the failure to meet or exceed Wall Street research analysts' or such entity's internal earnings or other estimates or projections in and of itself constitute a Material Adverse Effect or (B) any change, event, violation, inaccuracy, circumstance or effect that such entity successfully bears the burden of proving results from (x) changes affecting the industry in which such entity operates generally (which changes do not disproportionately affect such entity), (y) changes affecting the United States economy generally or (z) the public announcement or pendency of the transactions contemplated hereby;

                           (iii)    the term "PERSON" shall mean any individual,
corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity; and

                           (iv)     the term "SUBSIDIARY" shall mean any
corporation, association, joint venture, partnership, or similar business arrangement or entity in which Company or Parent, as the case may require, owns 50% or more of the outstanding voting interests.

         8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         8.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to

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

herein, including the Company Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 5.10.

         8.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.8 Governing Law. Except to the extent mandatorily governed by Georgia Law, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                                      *****

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



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Reorganization to be executed by their duly authorized respective officers as of the date first written above.

                                  PEREGRINE SYSTEMS, INC.
                                  a Delaware corporation

                                  By:
                                     -------------------------------------------

                                  Name:
                                       -----------------------------------------

                                  Title:
                                        ----------------------------------------

                                  SODA ACQUISITION CORPORATION
                                  a Georgia corporation

                                  By:
                                     -------------------------------------------

                                  Name:
                                       -----------------------------------------

                                  Title:
                                        ----------------------------------------

                                  HARBINGER CORPORATION
                                  a Georgia corporation

                                  By:
                                     -------------------------------------------

                                  Name:
                                        ----------------------------------------

                                  Title:
                                        ----------------------------------------



                        [SIGNATURE PAGE TO AGREEMENT AND
                       PLAN OF MERGER AND REORGANIZATION]